Exhibit 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Abington Community Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack J. Sandoski, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack J. Sandoski
Jack J. Sandoski
Senior Vice President and
Chief Financial Officer
December 3, 2004

A signed original of this written statement required by Section 906 of the Sarbanes–Oxley Act has been provided to Abington Community Bancorp, Inc. and will be retained by Abington Community Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.